UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35471	27-4867100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2019, SAExploration Holdings, Inc., as borrower (the “Company”), each of the Company’s domestic subsidiaries, as guarantors (the “Guarantors”), Delaware Trust Company, as collateral agent and administrative agent (the “Term Loan Agent”), and the lenders from time to time party thereto (the “Lenders”) entered into a seventh amendment (“Amendment No. 7”) to the Term Loan and Security Agreement, dated as of June 29, 2016, among the Company, the Guarantors, the Term Loan Agent and the Lenders (as amended by Amendment No. 1 to Term Loan and Security Agreement, dated as of October 24, 2016; Amendment No. 2 to Term Loan and Security Agreement, dated effective as of September 8, 2017; Amendment No. 3 to Term Loan and Security Agreement, dated as of February 28, 2018; Amendment No. 4 to Term Loan and Security Agreement, dated effective as of July 25, 2018; Amendment No. 5 to Term Loan and Security Agreement, dated effective as of September 26, 2018; and Amendment No. 6 to Term Loan and Security Agreement, dated effective as of January 25, 2019, as so amended, the “Term Loan Agreement”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Term Loan Agreement.

Amendment No. 7, among other things, modifies the Term Loan Agreement to (i) extend the maturity date for all of the outstanding loans (“Extending Loans”) to January 4, 2021 (the “Extended Maturity Date”) and (ii) require the Company’s payment of a fee in an amount equal to 1% of the principal amount of the outstanding Advances (the “Extending Fee”) on the earlier of the date the Advances have been paid in full and the Termination Date with respect to such Advances.

The foregoing description of Amendment No. 7 set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of Amendment No. 7, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The representations and warranties of the Company in Amendment No. 7 were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the Term Loan Agent and the Lenders. Each of Amendment No. 7 and the Term Loan Agreement (as amended thereby) is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company and its subsidiaries. The representations and warranties made by the Company in Amendment No. 7 may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding Amendment No. 7 is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD

On March 5, 2019, the Company issued a press release announcing entry into Amendment No. 7 and the Extended Maturity Date of the Extending Loans. On March 7, 2019, the Company issued a press release announcing new projects in Alaska and Southeast Asia. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated into this Item 7.01 by reference.

Statements in this Item 7.01, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 7 to Term Loan and Security Agreement, dated as of March 5, 2019, among SAExploration Holdings, Inc., as Borrower, the Guarantors party thereto, Delaware Trust Company, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

99.1	Press Release dated March 5, 2019.

99.2	Press Release dated March 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2019	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary